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                                                                      EXHIBIT 12

                             AMETEK, INC.
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (DOLLARS IN THOUSANDS)

EARNINGS:                                                 2004        2003         2002         2001          2000
                                                         --------   ---------    ---------    ---------    ---------
         Income from continuing operations               $112,711   $  87,815    $  83,698    $  66,111    $  68,532
         Income tax expense                                53,068      42,272       39,200       18,251       37,606
         Interest expense - gross                          28,343      26,063       25,498       28,505       29,460
         Capitalized interest                                   -         (46)        (317)        (592)        (257)
         Amortization of debt financing costs (1)               -           -            -            -            -
         Interest portion of rental expense (est.)          3,757       2,998        2,839        2,982        2,713
                                                         --------   ---------    ---------    ---------    ---------
            Adjusted earnings                            $197,879   $ 159,102    $ 150,918    $ 115,257    $ 138,054
                                                         ========   =========    =========    =========    =========

FIXED CHARGES:
         Interest expense, net of capitalized interest   $ 28,343   $  26,017    $  25,181    $  27,913    $  29,203
         Capitalized interest                                   -          46          317          592          257
         Interest portion of rental expense                 3,757       2,998        2,839        2,982        2,713
                                                         --------   ---------    ---------    ---------    ---------
            Fixed charges                                $ 32,100   $  29,061    $  28,337    $  31,487    $  32,173
                                                         ========   =========    =========    =========    =========
         RATIO OF ADJUSTED EARNINGS TO
                                                         --------   ---------    ---------    ---------    ---------
             FIXED CHARGES                                   6.2x        5.5x         5.3x         3.7x         4.3x
                                                         ========   =========    =========    =========    =========

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(1) - Included in interest expense.